EXHIBIT 10.112
                                OPEN-END MORTGAGE

                        MODIFICATION OF MORTGAGE AND NOTE

     This Open-End Mortgage, Modification of Mortgage (the "Agreement") is entered into as of this ___ day of ________, 2005 by and between The Huntington National Bank, a national banking association ("Mortgagee") and EM Columbus, LLC, a Delaware limited liability company ("Mortgagor").

     WHEREAS Mortgagor executed and delivered to Mortgagee a certain Note dated December 22, 2003 in the original principal amount of Thirty Six Million And 00/100 Dollars ($36,000,000.00) ("Note");

     WHEREAS, as security for the repayment of the Note, Mortgagor executed and delivered to Mortgagee a certain Open-End Mortgage, Assignment of Rents and Security Agreement (the "Mortgage"), which is recorded as Instrument Number 200401080006005 Recorder's Office, Franklin County, Ohio and encumbers certain Property more particularly defined in the Mortgage and described in Exhibit A;

     WHEREAS, Mortgagor has requested Mortgagee to make an additional loan to complete the construction and renovation of the multi-tenant retail development located on the property described on Exhibit "A" and an additional parcel acquired by the Borrower subsequent to the execution and delivery of the Mortgage, and Mortgagee is willing to do so, but only if the Mortgaged Property as that term is defined in the Mortgage, is amended to include the premises subsequently acquired, and all of the Personal Property as defined in the Mortgage used in connection therewith. The premises acquired subsequent to the execution and delivery of the Mortgage as well as the property described in Exhibit "A" less a parcel which has been partially released from the Mortgage are described and included in Exhibit "B" which is attached hereto and incorporated herein by reference.

     NOW THEREFORE, in consideration of one dollar and other good and valuable consideration and in further consideration of Mortgagee making an additional loan to Mortgagor and other good and valuable consideration, the receipt of which is hereby acknowledged, Mortgagee and Mortgagor hereby agree as follows:

     1. The first full paragraph on page 1 of the Mortgage is modified to read in its entirety as follows:

     KNOW ALL MEN BY THESE PRESENTS, that EM Columbus, LLC, a Delaware limited liability company, having an office at 150 East Gay Street, Columbus, Ohio 43215 ("Borrower"), in consideration of the payments to Borrower which THE HUNTINGTON NATIONAL BANK, a national banking association, having an office at 41 South High Street, Columbus, Ohio 43215 ("Huntington"), has made contemporaneously herewith or may hereafter make, does hereby GRANT, BARGAIN, SELL AND CONVEY unto Huntington, its successors and assigns forever, certain real property situated in the State of Ohio, County of Franklin and City of Columbus being more fully described in Exhibit "B" hereto and by this reference made a part hereof (the "Property"), together with the following, whether now owned or hereafter acquired by Borrower: (a) all improvements now or hereafter attached to or placed, erected, constructed or developed on the Property (collectively the "Improvements"); (b) all fixtures, furnishings, equipment, inventory, and other articles of personal property (collectively the "Personal Property") that are now or hereafter attached to or used in or about the

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Improvements or that are necessary or useful for the complete and comfortable use and occupancy of the Improvements for the purposes for which they were or are to be attached, placed, erected, constructed or developed or that may be used in or related to the planning, development, financing or operation of the Improvements, and all renewals of or replacements or substitutions for any of the foregoing, whether or not the same are or shall be attached to the Improvements or the Property; (c) all water and water rights, timber, crops, and mineral interests pertaining to the Property; (d) all building materials and equipment now or hereafter delivered to and intended to be installed in or on the Improvements or the Property; (e) all plans and specifications for the Improvements; (f) all contracts relating to the Property, the Improvements or the Personal Property; (g) all deposits (including, without limitation, tenants' security deposits), bank accounts, funds, documents, contract rights, accounts, commitments, construction agreements, architectural agreements, general intangibles (including, without limitation, trademarks, trade names and symbols), instruments, notes and chattel paper arising from or by virtue of any transactions related to the Property, the Improvements or the Personal Property;
(h) all permits, licenses, franchises, certificates, and other rights and privileges obtained in connection with the Property, the Improvements or the Personal Property; (i) all proceeds arising from or by virtue of the sale, lease or other disposition of the Property, the Improvements, the Personal Property or any portion thereof or interest therein; (j) all proceeds (including, without limitation, premium refunds) of each policy of insurance relating to the Property, the Improvements or the Personal Property; (k) all proceeds from the taking of any of the Property, the Improvements, the Personal Property or any rights appurtenant thereto by right of eminent domain or by private or other purchase in lieu thereof (including, without limitation, change of grade of streets, curb cuts or other rights of access), for any public or quasi-public use under any law; (l) all right, title and interest of Borrower in and to all streets, roads, public places, easements and rights-of-way, existing or proposed, public or private, adjacent to or used in connection with, belonging or pertaining to the Property; (m) all of the leases, licenses, occupancy agreements, rents (including without limitation, room rents), royalties, bonuses, issues, profits, revenues or other benefits of the Property, the Improvements or the Personal Property, including, without limitation, cash or securities deposited pursuant to leases to secure performance by the lessees of their obligations thereunder; (n) all rights, hereditaments and appurtenances pertaining to the foregoing; and (o) other interests of every kind and character that Borrower now has or at any time hereafter acquires in and to the Property, Improvements, and Personal Property described herein and all property that is used or useful in connection therewith, including rights of ingress and egress and all reversionary rights or interests of Borrower with respect thereto (all of the same, including the Property, collectively the "Mortgaged Property").

     2. The paragraph beginning on the penultimate line of page 1 of the Mortgage and the first two paragraphs on page 2 thereof shall be modified to read in their entirety as follows:

     This Open-End Mortgage, Assignment of Rents and Security Agreement (the "Mortgage") is given for the purpose of securing loan advances which Huntington is obligated to make to Borrower for the construction and refurbishing of a multi-tenant retail development on the Property (the "Project") pursuant to the terms and conditions of a Loan Commitment Letter dated December 22, 2003, by and between Borrower and Huntington (the "Loan Commitment") and the Construction Loan Agreement attached thereto (the "Loan Agreement") pursuant to which the remaining loan proceeds evidenced by the Note and which Mortgagor and Mortgagee, hereby agree are to govern the disbursement of the loan evidenced by the note in the amount of Six Million And 00/100 Dollars ($6,000,000.00). To the extent necessary, the provisions of the Loan Agreement are hereby amended to include and to provide for the disbursement of the additional Six Million And 00/100 Dollars ($6,000,00.00).

     The parties hereto intend that, in addition to any other indebtedness or obligations secured hereby, the Mortgage shall secure unpaid balances of loan advances made after the Mortgage is delivered to the Recorder for record. Such loan advances are and will be evidenced by a note or notes of Borrower. The maximum amount of unpaid loan indebtedness, which shall consist of unpaid balances of loan advances made either before or after, or both before and after, the Mortgage is delivered to the Recorder for record, exclusive of interest thereon and of advances for taxes, assessments, insurance premiums and costs incurred for protection of the Mortgaged Property, which may be outstanding at any time is Forty Two Million and 00/100 Dollars ($42,000,000.00).


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

     THE MORTGAGE IS GIVEN TO SECURE: the full and prompt payment, whether at stated maturity, accelerated maturity or otherwise, of any and all indebtedness, whether fixed or contingent (collectively the "Indebtedness") and the complete, faithful and punctual performance of any and all other obligations (collectively the "Obligations") of Borrower to Huntington under the terms and conditions of
(a) the Loan Commitment; (b) the Loan Agreement; the Note, payable not later than January 1, 2007, and any and all renewals, amendments, modifications, reductions and extensions thereof and substitutions therefore (c) the note of even date in the principal amount of Six Million and 00/100 Dollars ($6,000,000.00) payable not later than January 1, 2007, and any and all renewals, amendments, modifications, reductions and extensions thereof and substitutions therefore (collectively the "Notes"); the Mortgage; and any other instrument, document, certificate or affidavit heretofore, now or hereafter given by Borrower evidencing or securing or by any person guaranteeing (the "Guarantors") all or any part of the foregoing (the same together with the Loan Agreement, the Notes and the Mortgage, collectively the "Loan Documents").

     3. The first sentence of paragraph 19 of the Mortgage shall be modified to read in its entirety as follows:

          19. DEFAULT. The term "Event of Default" shall have the same meaning as set forth in the Notes, which meaning is incorporated by this reference herein.

     4. Section 1.3 of the Note is deleted and the following substituted in lieu thereof:

          1.3 "Debt Service Coverage Ratio" shall mean the ratio of Net Operating Income to Assumed Debt Service. "Assumed Debt Service" shall mean the amount of principal and interest that would be due on a loan in the amount of Forty Two Million Dollars And 00/100 Dollars ($42,000,000.00) being amortized in equal consecutive monthly payments over twenty (20) years at an interest rate equal to the per annum rate payable on ten-year United States Treasury Securities as published in the most recent edition of Federal Reserve Statistical Release H.15
          (519) preceding the date of testing, plus two and one half (2.5%) per annum. "Net Operating Income" shall mean all rents and revenues of the Project and Property based on executed leases less pro forma expenses of the Project and Property, as set forth in the appraisal provided to Huntington and acceptable to Huntington and/or in the leases, exclusive of any payment of interest or principal on the Note and of any charges or fees for the services of Borrower, its members, their respective families or any party or entity financially affiliated with any of the same.

     5. Section 5.1(a) of the Note is deleted and the following is substituted in lieu thereof:

          (a) a failure by Borrower to make any payment of principal or interest or both when due pursuant to the terms of this Note or the failure by Borrower to make any payment of interest or both when due pursuant to a note dated of even date with this Agreement in the amount of Six Million And 00/100 Dollars ($6,000,000.00).

     6. Mortgagor hereby confirms and ratifies all the terms and conditions of the Note and Mortgage as modified hereby.

     7. All other terms and conditions of the Note and Mortgage, which are not expressly modified or amended herein, shall remain in full force and effect.

     8. Mortgagee joins in the execution of this instrument for the sole purpose of agreeing to the amendments herein contained.


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     IN WITNESS WHEREOF, Mortgagor and Mortgagee have caused this instrument to be executed as of this ____ day of _______, 2005.

                                     BORROWER:

                                     EM COLUMBUS, LLC, a
                                     Delaware limited liability company

                                     By: Glimcher Properties Limited
                                            Partnership, a Delaware limited
                                            Partnership, its  member

                                     By: Glimcher Properties Corporation,
                                            A Delaware Corporation

                                     By: ________________________________
                                            George A. Schmidt
                                            Executive Vice President



                                     The Huntington National Bank

                                     By: ________________________________
                                            Bonnie Birath
                                     Its:   Vice President


STATE OF OHIO
COUNTY OF FRANKLIN, SS:

     The foregoing instrument was acknowledged before me this ___ day of ___________, 2005, by George A. Schmidt, Executive Vice President of Glimcher Properties, a Delaware Corporation, and General Partner of Glimcher Properties Limited Partnership, a Delaware limited partnership and member of EM Columbus, LLP, a liability company, on behalf of the limited liability company.

                                         ________________________________
                                         Notary Public

                                         Commission Expiration:__________


STATE OF OHIO
COUNTY OF FRANKLIN, SS:

     The foregoing instrument was acknowledged before me this ___ day of ______. 2005, by Bonnie Birath, Vice President of The Huntington National Bank, a national banking association, on behalf of the association.

                                         ________________________________
                                         Signature of Notary

                                         ________________________________
                                         Commission Expiration Date

This Instrument Prepared By:

Robert C. Kiger
Porter, Wright, Morris & Arthur
41 South High Street
Columbus, Ohio  43215


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